Exhibit 15.1

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants
Bank of American Financial Center
601 West. Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-511
Fax (509) 838-5114
E-mail: wwpepas@williams-webster.com

Board of Directors
Relay Mines Limited
Vancouver, BC
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our review report dated November 16, 2001, on the financial statements of Relay Mines Limited as of September 30, 2001, and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-5 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

December 5, 2001